EX-99.1

SHOE CARNIVAL ANNOUNCES ACQUISITION OF SHOE STATION

Accelerates Growth Strategy to Become a Multi-Billion Dollar Retailer

Adds a Complementary Retail Platform to Serve a Broader Customer Base

Immediately Accretive to Diluted EPS in Fiscal 2022

FOR IMMEDIATE RELEASE

Evansville, Indiana, December 3, 2021 - Shoe Carnival, Inc. (Nasdaq: SCVL) (the “Company”), a leading retailer of footwear and accessories for the family, announced today that it has acquired substantially all of the assets of privately-held, family-owned Shoe Station, Inc., which operates stores in five Southeastern states. The Shoe Station assets were acquired for $67 million, subject to customary adjustments, funded through cash on hand.

“We are excited to welcome Shoe Station to the Shoe Carnival team,” said Mark Worden, Shoe Carnival’s President and Chief Executive Officer. “Coming on the heels of our best quarter of our best year in our 43-year history, this deal accelerates our journey toward becoming a multi-billion dollar retailer in the years ahead.”

With this acquisition, the first in its history, the Company will own and operate Shoe Station’s locations across the Southeast. The addition of a new brand and new retail locations to the Shoe Carnival portfolio creates a complementary retail platform to serve a broader customer base across both urban and suburban demographics. Shoe Station has a strong track record of capitalizing on emerging footwear fashion trends and introducing new brands to its customers.

Shoe Station’s current President and Chief Executive Officer, G. Brent Barkin, will become the Company’s Senior Vice President, New Business Development & Integration, reporting to Mr. Worden. Mr. Barkin, the son of Shoe Station’s founder Terry S. Barkin, has been with Shoe Station for over twenty years. G. Brent Barkin will continue to lead Shoe Station while focusing on new business growth opportunities for the combined Company.

“Shoe Carnival brings infrastructure and financial backing to significantly accelerate our Shoe Station brand growth,” said Mr. Barkin. “Taken together, the two brands create a winning customer value proposition. We are delighted to become part of Shoe Carnival, and I cannot wait to partner with Mark and his talented team to unlock more exciting opportunities to come.”

The transaction is expected to be immediately accretive to diluted net income per share in fiscal 2022, contributing approximately $100 million in incremental net sales, with operating income exceeding 10 percent on a normalized basis. After the close of this acquisition, the Company will have more than $100 million in cash on hand, consistent with cash reserves from the same period in fiscal 2020. With the addition of Shoe Station to the Shoe Carnival portfolio, the Company expects to surpass 400 stores by the end of 2022, on a path to double-digit new store growth in the years ahead.

“Brent and his team share our values and vision for the future of family footwear retail,” concluded Mr. Worden. “Together, we are ready to create a multi-billion dollar company, defined and driven by traits that made us industry leaders today. We look forward to building on our joint success as we continue our growth trajectory and driving significant long-term value for all of our stakeholders."

Advisors

Jefferies, LLC served as financial advisor to Shoe Carnival, KPMG LLP served as the due diligence advisor to Shoe Carnival, and Faegre Drinker Biddle & Reath LLP served as its legal advisor in connection with the transaction.

About Shoe Carnival

Shoe Carnival, Inc. is one of the nation’s largest family footwear retailers, offering a broad assortment of dress, casual and athletic footwear for men, women and children with emphasis on national name brands. As of December 3, 2021, and prior to the acquisition of Shoe Station, the Company operated 377 stores in 35 states and Puerto Rico, and offers online shopping at www.shoecarnival.com. Headquartered in Evansville, IN, Shoe Carnival trades on The Nasdaq Stock Market LLC under the symbol SCVL. Shoe Carnival's press releases and annual report are available on the Company's website at www.shoecarnival.com.

About Shoe Station

Shoe Station, Inc. is one of the nation's largest independent shoe retailers, with 21 locations in five Southeastern states – Alabama, Florida, Georgia, Mississippi, and Louisiana. Shoe Station features a comprehensive e-commerce site, www.shoestation.com. The retailer employs over 500 individuals. The retail chain has community partnerships with United Way of Southwest Alabama, Distinguished Young Women, Alabama Public Radio (APR), and The University of South Alabama's Mitchell College of Business.

Contact Information

Investors

W. Kerry Jackson

Shoe Carnival Investor Relations

(812) 867-4034

Media and Public Relations

Anthony Steel

Weber Shandwick for Shoe Carnival

asteel@webershandwick.com

Cautionary Statement Regarding Forward-Looking Information

As used herein, “we”, “our” and “us” refer to Shoe Carnival, Inc.  This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties, such as statements about the expected impact of the Shoe Station acquisition on our operations, financial results, markets and strategies, the integration of the business, our expected future store count and store growth, our ability to grow the Shoe Station brand, and our ability to achieve the strategic objectives, synergies, efficiencies, and other benefits expected to be realized from our acquisition of the Shoe Station business.  A number of factors could cause our actual results, performance, achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  These factors include, but are not limited to: our ability to effectively integrate the Shoe Station business, retain Shoe Station employees, and achieve the expected operating results, synergies and other benefits from the Shoe Station acquisition within the expected time frames, or at all; risks that the Shoe Station acquisition may disrupt our current plans and operations or negatively impact our relationship with our vendors and other suppliers; the duration and spread of the COVID-19 pandemic, mitigating efforts deployed, including the effects of government stimulus on consumer spending, and the pandemic’s overall impact on our operations, including our stores, supply chain and distribution processes, economic conditions, and financial market volatility; general economic conditions in the areas of the continental United States and Puerto Rico where our stores are located; the effects and duration of economic downturns and unemployment rates; changes in the overall retail environment and more specifically in the apparel and footwear retail sectors; our ability to generate increased sales; our ability to successfully navigate the increasing use of online retailers for fashion purchases and the impact on traffic and transactions in our physical stores; the success of the open-air shopping centers where our stores are located and its impact on our ability to attract customers to our stores; our ability to attract customers to our e-commerce platform and to successfully grow our omnichannel sales; the potential impact of national and international security concerns on the retail environment; the effectiveness of our inventory management, including our ability to manage key merchandise vendor relationships and emerging direct-to-consumer initiatives; changes in our relationships with other key suppliers; our ability to control costs and meet our labor needs in a rising wage and/or inflationary environment; changes in the political and economic environments in, the status of trade relations with, and the impact of changes in trade policies and tariffs impacting, China and other countries which are the major manufacturers of footwear; the impact of competition and pricing; our ability to successfully manage and execute our marketing initiatives and maintain positive brand perception and recognition; our ability to successfully manage our current real estate portfolio and leasing obligations; changes in weather, including patterns impacted by climate change; changes in consumer buying trends and our ability to identify and respond to emerging fashion trends; the impact of disruptions in our distribution or information technology operations; the impact of natural disasters, other public health crises, political crises, civil unrest, and other catastrophic events on our operations and the operations of our suppliers, as well as on consumer confidence and purchasing in general; risks associated with the seasonality of the retail industry; the impact of unauthorized disclosure or misuse of personal and confidential information about our customers, vendors and employees, including as a result of a cybersecurity breach; our ability to successfully execute our business strategy, including the availability of desirable store locations at acceptable lease terms, our ability to implement and adapt to new technology and systems, our ability to open new stores in a timely and profitable manner, including our entry into major new markets, and the availability of sufficient funds to implement our business plans; higher than anticipated costs associated with the closing of underperforming stores; the inability of manufacturers to deliver products in a timely manner; an increase in the cost, or a disruption in the flow, of imported goods; the impact of regulatory changes in the United States, including minimum wage laws and regulations, and the countries where our manufacturers are located; the resolution of litigation or regulatory proceedings in which we are or may become involved; continued volatility and disruption in the capital and credit markets; our ability to identify, consummate or effectively integrate future acquisitions; future stock repurchases under our stock repurchase program and future dividend payments; and other factors described in the Company’s SEC filings, including the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. Forward-looking statements can be identified by, among other things, the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “pro forma,” “anticipates,” “intends” or the negative of any of these terms, or comparable terminology, or by discussions of strategy or intentions. Given these uncertainties, we caution investors not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We disclaim any obligation to update any of these factors or to publicly announce any revisions to the forward-looking statements contained in this press release to reflect future events or developments.